SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                      Genesis Capital Corporation of Nevada
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                        91-1947658
         -------                                      -----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   11701 South Freeway, Burleson, Texas 76028
                   ------------------------------------------
                    (Address of principal executive offices)

     Consulting Agreements between Genesis Capital Corporation of Nevada and
     -----------------------------------------------------------------------
                Mr. Ronald W. Welborn and Mr. Henry W. Simon, Jr.
                -------------------------------------------------
                            (Full title of the plan)


                                  LaVonne Frost
                        711 South Carson Street, Suite 1

                            Carson City, Nevada 89701
                            -------------------------
            (Name, address, including zip code, of agent for service)


             Telephone number for agent for service: (702) 883-5755
                                 --------------


                   Telephone number for Issuer: (817) 293-9334
                                 --------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be             Amounts         Proposed Maximum          Proposed Maximum            Amount of
Registered                            to be           Offering Price Per        Aggregate Offering          Registration
                                      Registered      Share(1)                  Price                       Fee

Common Stock, $.001 par value           400,000           $5.06                   $2,024,000                   $534.34
===================================== =============== ========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of April 13, 2000, a date within five business days prior to the date of filing this registration statement.

                                Explanatory Note

         This S-8 Registration Statement is being filed to register 400,000 shares of the Company's common stock to be issued to Mr. Ronald W. Welborn and Mr. Henry W. Simon, Jr. pursuant to written compensation contracts, (the "Consulting Agreements") dated March 24, 2000 and filed as Exhibits A and B hereto. The Consulting Agreements indicate that both Mr. Welborn and Mr. Simon provided bona fide services to the Company not in connection with an offer or sale of securities in a capital-raising transaction and not in connection with any services deemed impermissible for the issuance of stock by the Company under an S-8 Registration Statement.

                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading
------------------------------------------------        -------------------
1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information                         Section 10(a) Prospectus



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Genesis Capital Corporation of Nevada,
a  Nevada  corporation  (the  "Company"),   with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Form 10-SB, as filed with the Securities and Exchange Commission on October 26, 1999;

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended September 30, 1999;

         3. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on October 26, 1999, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB Registration Statement filed with the Securities and Exchange Commission on October 26, 1999 and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby, was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company's Bylaws, specifically Section 6.09 of Article 6, however, eliminate the personal liability of the officers and directors to shareholders or the corporation for money damages to the extent permitted by Nevada Revised Statutes ("NRS") Section 78.037. NRS Section 78.037 provides that a corporation may limit or eliminate officers' and directors' personal liability for breach of fiduciary duty so long as liability is not eliminated or limited for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or the payment of unlawful distributions.

         Section 6.09 of Article 6 of the Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the fullest extent allowed by the laws of the State of Nevada.

         In actions, proceedings and suits involving an officer or director because of their being or having been an officer or director, other than actions by or in the right of the corporation, NRS Section 78.751 (the "Nevada Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorney fees, judgments, fines and amounts paid in settlement. The Nevada Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification is permissible only if the officer or director meets the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company. In criminal cases, an officer or director meets the standard of conduct if he or she had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstances. Termination of proceedings by judgment, order, settlement, conviction or plea of no contest or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

         In actions by or in the right of the Company, the Company may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, the Company cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

         In all proceedings, whether by or in the right of the Company or otherwise, the Nevada Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Nevada corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Nevada Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to NRS Section
78.751 and to Section 6.09 of Article 6 of the Company's Bylaws.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

         The exhibits attached to this Registration  Statement are listed in the
Exhibit Index, which is found on page 8.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Fort Worth, Texas on April 18, 2000.

                                           Genesis Capital Corporation of Nevada

                                                By:/s/ Reginald L. Davis
                                                  ----------------------------
                                                   Reginald L. Davis
                                                   President/CEO and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reginald L. Davis with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                 Date

  /s/Reginald L. Davis      President/CEO and Director            April 18, 2000
------------------------
Reginald L. Davis

  /s/Jerry Conditt           Vice President/Secretary/            April 18, 2000
------------------------
Jerry Conditt              Treasurer and Director

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                      Genesis Capital Corporation of Nevada
                             (A Nevada Corporation)

                                INDEX TO EXHIBITS


Exhibits    SEC Ref.                                               Sequentially
              No.        Description of Exhibit                   Numbered Pages
-------- -----------   ----------------------                    --------------
A              4       Consulting Agreement with Mr. Ronald W.          9
                       Welborn

B              4       Consulting Agreement with Mr. Henry W.          16
                       Simon, Jr.

C           5, 23(b)   Opinion and Consent of Counsel with
                       respect to the legality of the issuance
                       of securities being issued                      24

D            23(a)     Consent of Accountant                           27